SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

May 1, 2008

Date of Report (Date of earliest event reported)

Unity Wireless Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-30620	91-1940650
(State or Other Jurisdiction of	Commission File	(I.R.S. Employer
Incorporation or Organization)	Number	Identification No.)

PO Box 106 Tavor Building #1, Yokne'am, Ilit Israel	20692
(Address of Principal Executive Offices)	(Zip Code)

+972-73-7374700

                 Registrant’s telephone number, including area code

(Former Name or former Address, if Changed Since Last Report)

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

On May 1, 2008, The Board of Directors of Unity Wireless Corporation elected Doron Shachar as Chief Financial Officer of the Company.

From May 2007 to February 2008, Mr. Shachar served as Chief Financial Officer of Naot Footwear Industries, the largest footwear company in Israel. From September 2004 to May 2007, he served as Chief Financial Officer and Chief Operating Officer for Surf Communication Solutions, a hardware and software development company. From May 2002 to September 2004, Mr. Shachar was the Secretary and Chief Financial Officer of Organitech, a U.S. publicly traded company.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

May 28, 2008	Unity Wireless Corporation

	By:	/s/ Ilan Kenig
Name: Ilan Kenig
Title: Chief Executive Officer and Principal Executive Officer